Exhibit 99.1

FOR IMMEDIATE RELEASE
July 28, 2015

Huron Consulting Group Announces
Second Quarter 2015 Financial Results

•	Revenues increased 6.8% to $223.6 million for Q2 2015 from $209.4 million in Q2 2014, and were $411.5 million for the first six months of 2015 compared to $420.1 million for the same period in 2014.

•
Operating income increased 6.1% to $36.1 million for Q2 2015 from $34.0 million in Q2 2014, and was $44.9 million for the first six months of 2015 compared to $75.8 million for the same period in 2014.

•
Adjusted EBITDA(5), a non-GAAP measure, increased 21.9% to $51.4 million in Q2 2015 from $42.2 million in Q2 2014, and was $71.8 million for the first six months of 2015 compared to $91.3 million for the same period in 2014.

•	Diluted earnings per share for Q2 2015 was $0.83 compared to $0.86 in Q2 2014, and was $0.90 for the first six months of 2015 compared to $2.34 for the first six months of 2014.

•
Adjusted diluted earnings per share(5), a non-GAAP measure, increased 20.0% to $1.14 in Q2 2015 from $0.95 in Q2 2014, and was $1.43 for the first six months of 2015 compared to $2.06 for the first six months of 2014.

•	Company updates full year 2015 revenue guidance to a range of $870.0 million to $900.0 million.

CHICAGO - July 28, 2015 - Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced financial results for the second quarter ended June 30, 2015.

“We are pleased with our performance in the second quarter as each of our segments reported solid growth compared to first quarter results,” said James H. Roth, chief executive officer and president, Huron Consulting Group. “Revenue in our legacy healthcare practice gained momentum as work on some of our new engagements continued to progress. Among some of our larger hospital and health system clients, the complexity and level of coordination that is required to successfully achieve our targeted outcomes tend to lengthen the time from assessment through implementation, and we are better positioned for success when the timing and environment are right for our clients. Our updated revenue guidance range reflects the possibility that some healthcare revenues will be recognized in 2016. Accordingly, we have updated our annual revenue guidance to $870.0 to $900.0 million while we have narrowed our earnings guidance for adjusted EPS to the higher end of our initial range to $3.80 to $4.00.”

“Consistent with the strong underlying demand for our services, two of our segments, Education and Life Sciences and Business Advisory, reported record quarterly revenues, and our Legal segment continued to see improvement over recent results,” Roth added.

Second Quarter 2015 Results
Revenues for the second quarter of 2015 were $223.6 million, an increase of 6.8% compared to $209.4 million for the second quarter of 2014. The Company's second quarter 2015 operating income was $36.1 million, an increase of 6.1% compared to $34.0 million in the second quarter of 2014. Net income was $18.8 million, or $0.83 per diluted share, for the second quarter of 2015 compared to $19.9 million, or $0.86 per diluted share, for the same period last year.

Second quarter 2015 earnings before interest, taxes, depreciation and amortization ("EBITDA")(5) was $50.1 million, or 22.4% of revenues, compared to $41.6 million, or 19.9% of revenues, in the comparable quarter last year.

In addition to using EBITDA to evaluate the Company’s financial performance, management uses non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended June 30,
	2015	2014
Amortization of intangible assets	$8,573	$2,912
Restructuring charges	$597	$1,034
Litigation and other (gains) losses	$750	$(440)
Non-cash interest on convertible notes	$1,775	$—
Tax effect	$(4,596)	$(1,402)

Adjusted EBITDA(5) was $51.4 million, or 23.0% of revenues, in the second quarter of 2015, compared to $42.2 million, or 20.1% of revenues, in the comparable quarter last year. Adjusted net income(5) was $25.9 million, or $1.14 per diluted share, for the second quarter of 2015, compared to $22.0 million, or $0.95 per diluted share, for the comparable period in 2014.

The average number of full-time billable consultants(1) increased 2.4% to 1,826 in the second quarter of 2015 compared to 1,784 in the same quarter last year. Full-time billable consultant utilization rate(2) was 74.5% during the second quarter of 2015 compared to 77.8% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $239 for the second quarter of 2015 compared to $232 for the second quarter of 2014. The average number of full-time equivalent professionals(4) was 1,109 in the second quarter of 2015 compared to 1,157 for the comparable period in 2014.

Year-to-Date 2015 Results
Revenues for the first six months of 2015 were $411.5 million compared to $420.1 million for the first six months of 2014. The Company's operating income for the first six months of 2015 was $44.9 million compared to $75.8 million in the first six months of 2014. Net income was $20.3 million, or $0.90 per diluted share, for the first six months of 2015 compared to $54.0 million, or $2.34 per diluted share, for the same period last year.

EBITDA(5) was $69.1 million, or 16.8% of revenues, for the first six months of 2015, compared to $90.6 million, or 21.6% of revenues, for the same period in 2014.

In evaluating the Company’s financial performance, management uses non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Six Months Ended June 30,
	2015	2014
Amortization of intangible assets	$13,655	$5,430
Restructuring charges	$2,187	$1,163
Litigation and other (gains) losses	$524	$(440)
Non-cash interest on convertible notes	$3,529	$—
Tax effect	$(7,819)	$(2,461)
Net tax benefit related to “check-the-box” election	$—	$(10,244)

Adjusted EBITDA(5) was $71.8 million, or 17.5% of revenues, in the first six months of 2015 compared to $91.3 million, or 21.7% of revenues, in the comparable period last year. Adjusted net income(5) was $32.4 million, or $1.43 per diluted share, for the first six months of 2015 compared to $47.5 million, or $2.06 per diluted share, for the comparable period in 2014.

The average number of full-time billable consultants(1) increased 5.0% to 1,839 in the first six months of 2015 compared to 1,751 in the same period last year. Full-time billable consultant utilization rate(2) was 73.2% during the first six months of 2015 compared with 76.0% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $229 for the first six months of 2015 compared to $240 for the same period last year. The average number of full-time equivalent professionals(4) was 1,049 in the first six months of 2015 compared to 1,333 in the comparable period of 2014.

Operating Segments
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.

The Company’s year-to-date revenues by operating segment as a percentage of total Company revenues are as follows: Huron Healthcare (53%); Huron Education and Life Sciences (20%); Huron Legal (18%); and Huron Business Advisory, which includes EPM & Analytics, (9%). Financial results by segment are included in the attached schedules and in Huron's forthcoming Form 10-Q filing for the quarter ended June 30, 2015.

Acquisitions
Effective January 1, 2015, Huron completed its acquisition of Sky Analytics, Inc., a Massachusetts-based provider of legal spend management software for corporate law departments.

On February 12, 2015, Huron completed its acquisition of Studer Group®, a premier professional services firm that assists healthcare providers to achieve cultural transformation to deliver and sustain exceptional improvement in clinical outcomes and financial results.

On July 1, 2015, Huron completed its acquisition of the India affiliate (Rittman Mead India) of Rittman Mead Consulting Ltd., a data and analytics consulting firm that specializes in the implementation of enterprise performance management (EPM) and analytics systems.

Outlook for 2015(6)
Based on currently available information, the Company updates guidance for full year 2015 revenues before reimbursable expenses to a range of $870.0 million to $900.0 million. The Company also narrowed its previously issued earnings guidance to the upper end and now anticipates EBITDA in a range of $172.2 million to $180.2 million, Adjusted EBITDA in a range of $176.0 million to $184.0 million, GAAP diluted earnings per share in a range of $2.75 to $2.95, and non-GAAP Adjusted diluted earnings per share in a range of $3.80 to $4.00.

Management will provide a more detailed discussion of its outlook during the Company’s earnings conference call webcast.

Second Quarter 2015 Webcast
The Company will host a webcast to discuss its financial results today, July 28, 2015, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by NASDAQ OMX and can be accessed at Huron Consulting Group’s website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

Use of Non-GAAP Financial Measures(5)
In evaluating the Company’s financial performance and outlook, management uses EBITDA, Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted net income, and Adjusted diluted earnings per share, which are non-GAAP measures. Management believes that such measures, as supplements to operating income, net income, and diluted earnings per share, and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of the Company's core operating results and future prospects. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

About Huron Consulting Group
Huron Consulting Group helps clients in diverse industries improve performance, transform the enterprise, reduce costs, leverage technology, process and review large amounts of complex data, address regulatory changes, recover from distress and stimulate growth. Our professionals employ their expertise in finance, operations, strategy, analytics, and technology to provide our clients with specialized analyses and customized advice and solutions that are tailored to address each client's particular challenges and opportunities to deliver sustainable and measurable results. The Company provides consulting services to a wide variety of both financially sound and distressed organizations, including healthcare organizations, leading academic institutions, Fortune 500 companies, governmental entities and law firms. Huron has worked with more than 450 health systems, hospitals, and academic medical centers; more than 400 corporate general counsel; and more than 400 universities and research institutions. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning the Company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans” or “continues.” These forward-looking statements reflect our current expectations about our future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties and other factors, including, among others, those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

Media Contact:
Jenna Nichols
312-880-5693
jnichols@huronconsultinggroup.com

Investor Contact:
C. Mark Hussey
or
John Kelly
312-583-8722
investor@huronconsultinggroup.com

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues and reimbursable expenses:
Revenues	$223,644	$209,405	$411,497	$420,136
Reimbursable expenses	21,389	21,141	38,544	40,244
Total revenues and reimbursable expenses	245,033	230,546	450,041	460,380
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	125,490	124,289	250,491	247,899
Amortization of intangible assets and software development costs	4,969	1,290	7,481	2,391
Reimbursable expenses	21,470	20,899	38,723	40,330
Total direct costs and reimbursable expenses	151,929	146,478	296,695	290,620
Operating expenses and other operating (gains) losses:
Selling, general and administrative expenses	46,665	43,184	88,998	80,872
Restructuring charges	597	1,034	2,187	1,163
Litigation and other (gains) losses	750	(440)	524	(440)
Depreciation and amortization	9,000	6,267	16,777	12,323
Total operating expenses and other operating (gains) losses	57,012	50,045	108,486	93,918
Operating income	36,092	34,023	44,860	75,842
Other income (expense), net:
Interest expense, net of interest income	(4,764)	(1,594)	(9,158)	(2,965)
Other income (expense), net	167	169	(560)	345
Total other expense, net	(4,597)	(1,425)	(9,718)	(2,620)
Income before income tax expense	31,495	32,598	35,142	73,222
Income tax expense	12,662	12,685	14,807	19,183
Net income	$18,833	$19,913	$20,335	$54,039
Earnings per share:
Basic	$0.85	$0.88	$0.92	$2.39
Diluted	$0.83	$0.86	$0.90	$2.34
Weighted average shares used in calculating earnings per share:
Basic	22,220	22,645	22,174	22,617
Diluted	22,654	23,098	22,628	23,092

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$16,828	$256,872
Receivables from clients, net	118,013	98,640
Unbilled services, net	96,248	91,392
Income tax receivable	5,067	8,125
Deferred income taxes, net	13,481	14,772
Prepaid expenses and other current assets	20,598	16,358
Total current assets	270,235	486,159
Property and equipment, net	49,098	44,677
Long-term investment	22,050	12,250
Other non-current assets	25,589	20,998
Intangible assets, net	110,428	24,684
Goodwill	807,107	567,146
Total assets	$1,284,507	$1,155,914
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,773	$11,085
Accrued expenses	21,606	17,315
Accrued payroll and related benefits	58,932	106,488
Current maturities of long-term debt	—	28,750
Deferred revenues	23,828	12,738
Total current liabilities	113,139	176,376
Non-current liabilities:
Deferred compensation and other liabilities	16,526	10,838
Long-term debt, net of current portion	467,630	327,852
Deferred lease incentives	13,308	13,359
Deferred income taxes, net	47,893	26,855
Total non-current liabilities	545,357	378,904
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 25,135,647 and 24,976,395 shares issued at June 30, 2015 and December 31, 2014, respectively	243	241
Treasury stock, at cost, 2,189,815 and 2,097,173 shares at June 30, 2015 and December 31, 2014, respectively	(100,205)	(94,074)
Additional paid-in capital	449,091	442,308
Retained earnings	275,149	254,814
Accumulated other comprehensive income (loss)	1,733	(2,655)
Total stockholders’ equity	626,011	600,634
Total liabilities and stockholders’ equity	$1,284,507	$1,155,914

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net income	$20,335	$54,039
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,431	15,071
Share-based compensation	11,776	10,273
Amortization of debt discount and issuance costs	4,663	677
Allowances for doubtful accounts and unbilled services	(1,034)	(281)
Deferred income taxes	3,191	5,816
Changes in operating assets and liabilities, net of acquisitions:
(Increase) decrease in receivables from clients	(7,550)	(4,679)
(Increase) decrease in unbilled services	(824)	(37,220)
(Increase) decrease in current income tax receivable / payable, net	3,106	(13,966)
(Increase) decrease in other assets	(4,125)	3,812
Increase (decrease) in accounts payable and accrued liabilities	2,863	10,517
Increase (decrease) in accrued payroll and related benefits	(47,114)	(32,764)
Increase (decrease) in deferred revenues	8,613	904
Net cash provided by operating activities	18,331	12,199
Cash flows from investing activities:
Purchases of property and equipment, net	(9,869)	(11,433)
Investment in life insurance policies	(5,127)	(797)
Purchases of businesses	(331,990)	(51,391)
Purchases of convertible debt investment	(3,138)	—
Capitalization of internally developed software costs	(398)	—
Proceeds from note receivable	—	328
Net cash used in investing activities	(350,522)	(63,293)
Cash flows from financing activities:
Proceeds from exercise of stock options	—	779
Shares redeemed for employee tax withholdings	(4,650)	(3,140)
Tax benefit from share-based compensation	2,823	4,602
Share repurchases	(13,498)	(9,539)
Proceeds from borrowings under credit facility	256,500	74,000
Repayments on credit facility	(149,000)	(64,000)
Payments for debt issue costs	—	(41)
Payments for capital lease obligations	(34)	(42)
Deferred acquisition payment	—	(471)
Net cash provided by financing activities	92,141	2,148
Effect of exchange rate changes on cash	6	33
Net decrease in cash and cash equivalents	(240,044)	(48,913)
Cash and cash equivalents at beginning of the period	256,872	58,131
Cash and cash equivalents at end of the period	$16,828	$9,218

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended June 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2015	2014
Huron Healthcare:
Revenues	$118,506	$100,967	17.4%
Operating income	$45,531	$38,475	18.3%
Segment operating income as a percentage of segment revenues	38.4%	38.1%
Huron Education and Life Sciences:
Revenues	$42,939	$37,747	13.8%
Operating income	$13,174	$11,633	13.2%
Segment operating income as a percentage of segment revenues	30.7%	30.8%
Huron Legal:
Revenues	$39,626	$53,296	(25.6)%
Operating income	$10,285	$15,790	(34.9)%
Segment operating income as a percentage of segment revenues	26.0%	29.6%
Huron Business Advisory:
Revenues	$22,186	$16,574	33.9%
Operating income	$6,684	$5,129	30.3%
Segment operating income as a percentage of segment revenues	30.1%	30.9%
All Other:
Revenues	$387	$821	(52.9)%
Operating loss	$(530)	$(520)	1.9%
Segment operating loss as a percentage of segment revenues	N/M	N/M
Total Company:
Revenues	$223,644	$209,405	6.8%
Reimbursable expenses	21,389	21,141	1.2%
Total revenues and reimbursable expenses	$245,033	$230,546	6.3%
Statements of Earnings reconciliation:
Segment operating income	$75,144	$70,507	6.6%
Items not allocated at the segment level:
Other operating expenses and gains	30,052	30,217	(0.5)%
Depreciation and amortization expense	9,000	6,267	43.6%
Total operating income	36,092	34,023	6.1%
Other expense, net	4,597	1,425	222.6%
Income before income tax expense	$31,495	$32,598	(3.4)%
Other Operating Data (excluding All Other):
Number of full-time billable consultants (at period end) (1):
Huron Healthcare	1,087	1,114	(2.4)%
Huron Education and Life Sciences	428	407	5.2%
Huron Legal	98	124	(21.0)%
Huron Business Advisory	204	172	18.6%
Total	1,817	1,817	—%
Average number of full-time billable consultants (for the period) (1):
Huron Healthcare	1,090	1,071
Huron Education and Life Sciences	427	415
Huron Legal	103	129
Huron Business Advisory	206	169
Total	1,826	1,784

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended June 30,
Other Operating Data (continued):	2015	2014
Full-time billable consultant utilization rate (2):
Huron Healthcare	75.8%	81.7%
Huron Education and Life Sciences	76.0%	71.8%
Huron Legal	53.0%	68.0%
Huron Business Advisory	75.1%	75.3%
Total	74.5%	77.8%
Full-time billable consultant average billing rate per hour (3):
Huron Healthcare	$230	$229
Huron Education and Life Sciences	$237	$225
Huron Legal	$243	$251
Huron Business Advisory	$292	$257
Total	$239	$232
Revenue per full-time billable consultant (in thousands):
Huron Healthcare	$82	$88
Huron Education and Life Sciences	$86	$75
Huron Legal	$59	$80
Huron Business Advisory	$104	$94
Total	$84	$85
Average number of full-time equivalents (for the period) (4):
Huron Healthcare	188	58
Huron Education and Life Sciences	33	44
Huron Legal	880	1,048
Huron Business Advisory	8	7
Total	1,109	1,157
Revenue per full-time equivalent (in thousands):
Huron Healthcare	$156	$115
Huron Education and Life Sciences	$183	$146
Huron Legal	$38	$41
Huron Business Advisory	$95	$104
Total	$63	$49

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Six Months Ended June 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2015	2014
Huron Healthcare:
Revenues	$216,510	$208,515	3.8%
Operating income	$74,511	$89,695	(16.9)%
Segment operating income as a percentage of segment revenues	34.4%	43.0%
Huron Education and Life Sciences:
Revenues	$82,836	$71,323	16.1%
Operating income	$24,954	$18,080	38.0%
Segment operating income as a percentage of segment revenues	30.1%	25.3%
Huron Legal:
Revenues	$73,053	$108,271	(32.5)%
Operating income	$13,877	$28,278	(50.9)%
Segment operating income as a percentage of segment revenues	19.0%	26.1%
Huron Business Advisory:
Revenues	$37,924	$29,956	26.6%
Operating income	$8,283	$7,684	7.8%
Segment operating income as a percentage of segment revenues	21.8%	25.7%
All Other:
Revenues	$1,174	$2,071	(43.3)%
Operating loss	$(1,522)	$(978)	55.6%
Segment operating loss as a percentage of segment revenues	N/M	N/M
Total Company:
Revenues	$411,497	$420,136	(2.1)%
Reimbursable expenses	38,544	40,244	(4.2)%
Total revenues and reimbursable expenses	$450,041	$460,380	(2.2)%
Statements of Earnings reconciliation:
Segment operating income	$120,103	$142,759	(15.9)%
Items not allocated at the segment level:
Other operating expenses and gains	58,466	54,594	7.1%
Depreciation and amortization expense	16,777	12,323	36.1%
Total operating income	44,860	75,842	(40.9)%
Other expense, net	9,718	2,620	270.9%
Income before income tax expense	$35,142	$73,222	(52.0)%
Other Operating Data (excluding All Other):
Number of full-time billable consultants (at period end) (1):
Huron Healthcare	1,087	1,114	(2.4)%
Huron Education and Life Sciences	428	407	5.2%
Huron Legal	98	124	(21.0)%
Huron Business Advisory	204	172	18.6%
Total	1,817	1,817	—%
Average number of full-time billable consultants (for the period) (1):
Huron Healthcare	1,099	1,028
Huron Education and Life Sciences	425	424
Huron Legal	109	134
Huron Business Advisory	206	165
Total	1,839	1,751

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Six Months Ended June 30,
Other Operating Data (continued):	2015	2014
Full-time billable consultant utilization rate (2):
Huron Healthcare	74.1%	80.4%
Huron Education and Life Sciences	76.2%	70.0%
Huron Legal	52.9%	66.2%
Huron Business Advisory	72.4%	72.0%
Total	73.2%	76.0%
Full-time billable consultant average billing rate per hour (3):
Huron Healthcare	$221	$249
Huron Education and Life Sciences	$231	$213
Huron Legal	$246	$241
Huron Business Advisory	$261	$248
Total	$229	$240
Revenue per full-time billable consultant (in thousands):
Huron Healthcare	$153	$190
Huron Education and Life Sciences	$168	$140
Huron Legal	$119	$146
Huron Business Advisory	$179	$173
Total	$157	$173
Average number of full-time equivalents (for the period) (4):
Huron Healthcare	159	55
Huron Education and Life Sciences	35	42
Huron Legal	849	1,229
Huron Business Advisory	6	7
Total	1,049	1,333
Revenue per full-time equivalent (in thousands):
Huron Healthcare	$302	$243
Huron Education and Life Sciences	$330	$285
Huron Legal	$71	$72
Huron Business Advisory	$184	$187
Total	$115	$86

(1)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.

(2)
Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all of our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(3)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

(4)
Consists of consultants who work variable schedules as needed by our clients, as well as other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. Also includes our cultural transformation consultants from the Studer Group acquisition, which include coaches and their support staff, and full-time employees who provide software support and maintenance services to our clients.

N/M - Not meaningful

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME TO
ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (5)
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues	$223,644	$209,405	$411,497	$420,136
Net income	$18,833	$19,913	$20,335	$54,039
Add back:
Income tax expense	12,662	12,685	14,807	19,183
Interest and other expenses	4,597	1,425	9,718	2,620
Depreciation and amortization	13,969	7,557	24,258	14,714
Earnings before interest, taxes, depreciation and amortization (EBITDA) (5)	50,061	41,580	69,118	90,556
Add back:
Restructuring charges	597	1,034	2,187	1,163
Litigation and other (gains) losses	750	(440)	524	(440)
Adjusted EBITDA (5)	$51,408	$42,174	$71,829	$91,279
Adjusted EBITDA as a percentage of revenues (5)	23.0%	20.1%	17.5%	21.7%

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME (5)
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income	$18,833	$19,913	$20,335	$54,039
Weighted average shares – diluted	22,654	23,098	22,628	23,092
Diluted earnings per share	$0.83	$0.86	$0.90	$2.34
Add back:
Amortization of intangible assets	8,573	2,912	13,655	5,430
Restructuring charges	597	1,034	2,187	1,163
Litigation and other (gains) losses	750	(440)	524	(440)
Non-cash interest on convertible notes	1,775	—	3,529	—
Tax effect	(4,596)	(1,402)	(7,819)	(2,461)
Net tax benefit related to “check-the-box” election	—	—	—	(10,244)
Total adjustments, net of tax	7,099	2,104	12,076	(6,552)
Adjusted net income (5)	$25,932	$22,017	$32,411	$47,487
Adjusted diluted earnings per share (5)	$1.14	$0.95	$1.43	$2.06

(5)
In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted net income, and Adjusted diluted earnings per share, which are non-GAAP measures. Our management uses these non-GAAP financial measures to gain an understanding of our comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

HURON CONSULTING GROUP INC.
RECONCILIATION OF NON-GAAP MEASURES FOR FULL YEAR 2015 OUTLOOK

RECONCILIATION OF NET INCOME TO
ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)
(In millions)
(Unaudited)

	Year Ending
	December 31, 2015
	Guidance Range
	Low	High
Projected revenues - GAAP	$870.0	$900.0
Projected net income - GAAP	$61.5	$66.5
Add back:
Income tax expense	42.0	45.0
Interest and other expenses	18.0	18.0
Depreciation and amortization	50.7	50.7
Projected earnings before interest, taxes, depreciation and amortization (EBITDA) (6)	172.2	180.2
Add back:
Restructuring charges	4.0	4.0
Other gain	(0.2)	(0.2)
Projected adjusted EBITDA (6)	$176.0	$184.0
Projected adjusted EBITDA as a percentage of projected revenues (6)	20.2%	20.4%

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME (6)
(In millions)
(Unaudited)

	Year Ending
	December 31, 2015
	Guidance Range
	Low	High
Projected net income - GAAP	$61.5	$66.5
Projected diluted earnings per share - GAAP	$2.75	$2.95
Add back:
Amortization of intangible assets	30.2	30.2
Restructuring charges	4.0	4.0
Other gain	(0.2)	(0.2)
Non-cash interest on convertible notes	7.0	7.0
Tax effect	(16.5)	(16.5)
Total adjustments, net of tax	24.5	24.5
Projected adjusted net income (6)	$86.0	$91.0
Projected adjusted diluted earnings per share (6)	$3.80	$4.00

(6)
In evaluating the Company’s outlook, management uses Projected EBITDA, Projected adjusted EBITDA, Projected adjusted EBITDA as a percentage of revenues, Projected adjusted net income, and Projected adjusted diluted earnings per share, which are non-GAAP measures. Management believes that the use of such measures, as supplements to Projected net income and Projected diluted earnings per share, and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of the Company’s core operating results and future prospects without the effect of non-cash or other one-time items. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.